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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to this registration statement of our reports dated February 10, 1997, our report dated January 11, 1996 (Group E Properties), our report dated January 29, 1997 (Group F Properties), our report dated November 7, 1997 (Group G Properties) and to all references to our Firm included in or made a part of this registration statement.


                                    /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP


Chicago, Illinois
January 7, 1998